Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS FIRST QUARTER

2017 EARNINGS

•	First quarter earnings per share (diluted) of $0.99
•	First quarter net income of $68.565 million
•	Loans increased 4.9% (annualized) compared with the fourth quarter 2016
•	Nonperforming assets remain low at 0.21% of first quarter average earning assets
•	First quarter nonperforming assets decreased 14.7% compared with the fourth quarter 2016
•	Return (annualized) on first quarter average assets of 1.23%
•	Returns (annualized) on first quarter average common equity of 7.45% and average tangible common equity of 15.82%(1)

HOUSTON, April 26, 2017. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended March 31, 2017 of $68.565 million or $0.99 per diluted common share. Additionally, nonperforming assets remain low at 0.21% of first quarter average earning assets.

“We are pleased with our first quarter 2017 performance.  Our non-performing assets decreased 14.7%, as the Texas economy continues to improve.  First quarter loans increased 4.9% annualized compared with loans at December 31, 2016 and our return on first quarter average tangible common equity was 15.82%.  Net income per diluted common share (excluding purchase accounting adjustments) was $0.95 for the three months ended March 31, 2017 compared with $0.86 for the same period in 2016. This represents a 10.5% increase,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“The Texas and Oklahoma economies are improving with rising oil and gas prices.  Based on data provided by The Federal Reserve Bank of Dallas, Texas grew 203,000 jobs in 2016 and is expected to grow 280,000 jobs in 2017, a 37.9% increase.  Job growth in Texas in 2016, at 2.7%, was higher than the national job growth of 2.0%.  We continue to see single family home construction strengthen and robust sales of higher end homes,” continued Zalman.

“We expect that the increase in interest rates will help our net interest margin over time and we are hopeful of regulatory reform and reduced corporate tax rates that should increase earnings.  Reduced regulation will also allow us to concentrate more on building deposits and loans.  With a better economy and loans not contracting to the extent we saw the last several years, we expect more normalized organic growth for loans,” concluded Zalman.

_____________

(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Results of Operations for the Three Months Ended March 31, 2017

Net income was $68.565 million for the three months ended March 31, 2017 compared with $68.951 million for the same period in 2016. Net income per diluted common share was $0.99 for the three months ended March 31, 2017 compared with $0.98 for the same period in 2016. Net income (excluding purchase accounting adjustments) was $65.890 million for the three months ended March 31, 2017 compared with $60.239 million for the three months ended March 31, 2016. Net income per diluted common share (excluding purchase accounting adjustments) was $0.95 for the three months ended March 31, 2017 compared with $0.86 for the same period in 2016. The reconciliations of these non-GAAP financial measures to the nearest respective GAAP financial measures are shown on page 11.  Annualized returns on average assets, average common equity and average tangible common equity for the three months ended March 31, 2017 were 1.23%, 7.45% and 15.82%(1), respectively.  Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and taxes) was 43.01% for the three months ended March 31, 2017.

Net interest income before provision for credit losses for the three months ended March 31, 2017 was $152.435 million compared with $166.257 million during the same period in 2016, a decrease of $13.822 million or 8.3%. This change was primarily due to a decrease in loan discount accretion of $9.741 million. Linked quarter net interest income before provision for credit losses decreased $1.397 million or 0.9% to $152.435 million compared with $153.832 million during the three months ended December 31, 2016. This change was primarily due to a decrease in loan discount accretion of $2.799 million.

The net interest margin on a tax equivalent basis was 3.20% for the three months ended March 31, 2017, compared with 3.48% for the same period in 2016. This change was primarily due to a decrease in loan discount accretion of $9.741 million. On a linked quarter basis the net interest margin was 3.20% compared with 3.26% for the three months ended December 31, 2016. This change was primarily due to a decrease in loan discount accretion of $2.799 million. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis was 3.11% for the three months ended March 31, 2017, compared with 3.21% for the same period in 2016 and 3.12% for the three months ended December 31, 2016. The reconciliations of these non-GAAP financial measures to the nearest respective GAAP financial measures are shown on page 11.

Noninterest income was $30.824 million for the three months ended March 31, 2017 compared with $30.793 million for the same period in 2016, an increase of $31 thousand or 0.1%. On a linked quarter basis, noninterest income increased $1.349 million or 4.6% compared with the three months ended December 31, 2016. This increase was primarily due to the net gain on sale of assets for the three months ended March 31, 2017.

Noninterest expense was $78.062 million for the three months ended March 31, 2017 compared with $80.528 million for the same period in 2016, a decrease of $2.466 million or 3.1%. This change was primarily due to a decrease in salaries and benefits expense. On a linked quarter basis, noninterest expense decreased $1.086 million or 1.4% compared with the three months ended December 31, 2016.

Balance Sheet Information

At March 31, 2017, Prosperity had $22.477 billion in total assets, an increase of $499.074 million or 2.3%, compared with $21.978 billion at March 31, 2016.

Loans at March 31, 2017 were $9.739 billion, an increase of $84.845 million or 0.9%, compared with $9.654 billion at March 31, 2016. Linked quarter loans increased $117.193 million or 1.2% (4.9% annualized) from $9.622 billion at December 31, 2016.

As part of its commercial and industrial lending activities, Prosperity extends credit to oil and gas production and service companies. Oil and gas production loans are loans to companies directly involved in the exploration and/or production of oil and gas. Oil and gas service loans are loans to companies that provide services for oil and gas production and exploration. At March 31, 2017, oil and gas loans totaled $267.445 million or 2.8% of total loans, of which $108.267 million were to production companies and $159.178 million were to service companies. This compares with total oil and gas loans of $362.826 million or 3.8% of total loans at March 31, 2016, of which $166.422 million were to production companies and $196.404 million were to service companies. On a linked quarter basis, oil and gas loans decreased $17.094 million, from $284.539 million or 3.0% of total loans at December 31, 2016, of which $119.934 million were production loans and $164.605 million were service loans.

Deposits at March 31, 2017 were $17.036 billion, a decrease of $837.194 million or 4.7%, compared with $17.873 billion at March 31, 2016. Linked quarter deposits decreased $271.730 million or 1.6% from $17.307 billion at December 31, 2016. This change primarily resulted from seasonality.

The table below provides detail on the impact of loans acquired and deposits assumed in the acquisition of Tradition Bancshares, Inc. and its wholly-owned subsidiary Tradition Bank (collectively “Tradition”) completed on January 1, 2016:

Balance Sheet Data (at period end)
(In thousands)
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans acquired (including new production since acquisition date):
Tradition	$235,682	$226,830	$228,357	$233,340	$232,160
All other loans	9,503,571	9,395,230	9,319,957	9,416,668	9,422,248
Total loans	$9,739,253	$9,622,060	$9,548,314	$9,650,008	$9,654,408

Deposits assumed (including new deposits since acquisition date):
Tradition	$411,470	$417,837	$432,858	$440,110	$476,203
All other deposits	16,624,102	16,889,465	16,488,551	16,779,035	17,396,563
Total deposits	$17,035,572	$17,307,302	$16,921,409	$17,219,145	$17,872,766

Excluding loans acquired in the Tradition acquisition and new production at the acquired banking centers since the acquisition date, loans at March 31, 2017 increased $81.323 million or 0.9% compared with March 31, 2016 and, on a linked quarter basis, increased $108.341 million or 1.2%.

Excluding deposits assumed in the Tradition acquisition and new deposits generated at the acquired banking centers since the acquisition date, deposits at March 31, 2017 decreased $772.461 million or 4.4% compared with March 31, 2016 and, on a linked quarter basis, decreased $265.363 million or 1.6%.

Asset Quality

Nonperforming assets totaled $41.199 million or 0.21% of quarterly average interest-earning assets at March 31, 2017, compared with $56.985 million or 0.29% of quarterly average interest-earning assets at March 31, 2016, and $48.302 million or 0.25% of quarterly average interest-earning assets at December 31, 2016.

The allowance for credit losses was $84.095 million or 0.86% of total loans at March 31, 2017, $83.714 million or 0.87% of total loans at March 31, 2016 and $85.326 million or 0.89% of total loans at December 31, 2016.  Excluding loans acquired that are accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20 and 310-30, the allowance for credit losses was 0.96% of remaining loans as of March 31, 2017, compared with 1.03% at March 31, 2016 and 1.00% at December 31, 2016(1).

The provision for credit losses was $2.675 million for the three months ended March 31, 2017 compared with $14.000 million for the three months ended March 31, 2016 and $2.000 million for the three months ended December 31, 2016.

Net charge-offs were $3.906 million for the three months ended March 31, 2017 compared with $11.670 million for the three months ended March 31, 2016 and $2.259 million for the three months ended December 31, 2016. Net charge-offs for the first quarter of 2017 were primarily comprised of two commercial and industrial loans.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, April 26, 2017 at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) to discuss Prosperity’s first quarter 2017 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383. The elite entry number is 7328237.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com.  The webcast may be accessed from Prosperity’s home page by selecting “Presentations & Calls” from the drop-down menu on the Investor Relations tab and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non−GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio.  Further, as a result of acquisitions and the related purchase accounting adjustments, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its net income and earnings per share (excluding purchase accounting adjustments) and its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”).  Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and that their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook.  These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to page 11 and the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Dividend

Prosperity Bancshares, Inc. (“Prosperity Bancshares”) declared a second quarter cash dividend of $0.34 per share, to be paid on July 3, 2017 to all shareholders of record as of June 16, 2017.

Acquisition of Tradition Bancshares, Inc.

On January 1, 2016, Prosperity Bancshares completed the acquisition of Tradition Bancshares, Inc. and its wholly-owned subsidiary, Tradition Bank, headquartered in Houston, Texas. Tradition Bank operated 7 banking offices in the Houston, Texas area, including its main office in Bellaire, 3 banking centers in Katy and 1 banking center in The Woodlands. As of December 31, 2015, Tradition Bancshares, Inc., on a consolidated basis, reported total assets of $547.963 million, total loans of $253.315 million, total deposits of $488.928 million and shareholders’ equity of $43.103 million.

Under the terms of the definitive agreement, Prosperity Bancshares issued 679,528 shares of Prosperity Bancshares common stock plus $39.0 million in cash for all outstanding shares of Tradition Bancshares, Inc. capital stock.

Prosperity Bancshares, Inc. ®

As of March 31, 2017, Prosperity Bancshares, Inc. ® is a $22.477 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management, Mortgage Services, Cash Management and Mobile Banking.

As of March 31, 2017, Prosperity operated 244 full-service banking locations: 65 in the Houston area, including The Woodlands; 29 in the South Texas area including Corpus Christi and Victoria; 35 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area and 8 in the Tulsa, Oklahoma area.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and weather.  These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2016 and other reports and statements Prosperity Bancshares has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area -	Fort Worth -	Waugh Drive	Taft
Bryan	Haltom City	Westheimer	Yoakum
Bryan-29th Street	Keller	West University	Yorktown
Bryan-East	Roanoke	Woodcreek
Bryan-North	Stockyards		West Texas Area -
Caldwell		Katy -	Abilene -
College Station	Other Dallas/Fort Worth Area	Cinco Ranch	Antilley Road
Crescent Point	Locations -	Katy-Spring Green	Barrow Street
Hearne	Arlington		Cypress Street
Huntsville	Azle	The Woodlands -	Judge Ely
Madisonville	Ennis	The Woodlands-College Park	Mockingbird
Navasota	Gainesville	The Woodlands-I-45
New Waverly	Glen Rose	The Woodlands-Research Forest	Lubbock -
Rock Prairie	Granbury		4th Street
Southwest Parkway	Mesquite	Other Houston Area	66th Street
Tower Point	Muenster	Locations -	82nd Street
Wellborn Road	Sanger	Angleton	86th Street
	Waxahachie	Bay City	98th Street
Central Texas Area -	Weatherford	Beaumont	Avenue Q
Austin -		Cleveland	North University
Allandale	East Texas Area -	East Bernard	Texas Tech Student Union
Cedar Park	Athens	El Campo
Congress	Blooming Grove	Dayton	Midland -
Lakeway	Canton	Galveston	Wadley
Liberty Hill	Carthage	Groves	Wall Street
Northland	Corsicana	Hempstead
Oak Hill	Crockett	Hitchcock	Odessa -
Research Blvd	Eustace	Liberty	Grandview
Westlake	Gilmer	Magnolia	Grant
	Grapeland	Magnolia Parkway	Kermit Highway
Other Central Texas Area	Gun Barrel City	Mont Belvieu	Parkway
Locations -	Jacksonville	Nederland
Bastrop	Kerens	Needville	Other West Texas Area
Canyon Lake	Longview	Rosenberg	Locations -
Dime Box	Mount Vernon	Shadow Creek	Big Spring
Dripping Springs	Palestine	Spring	Brownfield
Elgin	Rusk	Tomball	Brownwood
Flatonia	Seven Points	Waller	Cisco
Georgetown	Teague	West Columbia	Comanche
Gruene	Tyler-Beckham	Wharton	Early
Kingsland	Tyler-South Broadway	Winnie	Floydada
La Grange	Tyler-University	Wirt	Gorman
Lexington	Winnsboro		Levelland
New Braunfels		South Texas Area -	Littlefield
Pleasanton	Houston Area -	Corpus Christi -	Merkel
Round Rock	Houston -	Calallen	Plainview
San Antonio	Aldine	Carmel	San Angelo
Schulenburg	Alief	Northwest	Slaton
Seguin	Bellaire	Saratoga	Snyder
Smithville	Beltway	Timbergate
Thorndale	Clear Lake	Water Street	Oklahoma
Weimar	Copperfield		Central Oklahoma Area-
	Cypress	Victoria -	Oklahoma City -
Dallas/Fort Worth Area -	Downtown	Victoria Main	23rd Street
Dallas -	Eastex	Victoria-Navarro	Expressway
Abrams Centre	Fairfield	Victoria-North	I-240
Balch Springs	First Colony		Memorial
Camp Wisdom	Fry Road	Other South Texas Area
Cedar Hill	Gessner	Locations -	Other Central Oklahoma Area
Dallas – Central Expressway	Gladebrook	Alice	Locations -
Forest Park	Grand Parkway	Aransas Pass	Edmond
Frisco	Heights	Beeville	Norman
Frisco-West	Highway 6 West	Colony Creek
Kiest	Little York	Cuero	Tulsa Area-
McKinney	Medical Center	Edna	Tulsa -
McKinney-Stonebridge	Memorial Drive	Goliad	Garnett
Midway	Northside	Gonzales	Harvard
Plano	Pasadena	Hallettsville	Memorial
Preston Forest	Pecan Grove	Kingsville	Sheridan
Preston Road	Pin Oak	Mathis	S. Harvard
Red Oak	River Oaks	Padre Island	Utica Tower
Sachse	Sugar Land	Palacios	Yale
The Colony	SW Medical Center	Port Lavaca
Turtle Creek	Tanglewood	Portland	Other Tulsa Area Locations -
Westmoreland	The Plaza	Rockport	Owasso
	Uptown	Sinton

- - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Balance Sheet Data (at period end)
Loans	$9,739,253	$9,622,060	$9,548,314	$9,650,008	$9,654,408
Investment securities(A)	9,854,120	9,726,086	8,988,021	9,274,651	9,448,704
Federal funds sold	945	1,178	630	484	1,386
Allowance for credit losses	(84,095)	(85,326)	(85,585)	(83,826)	(83,714)
Cash and due from banks	324,797	436,203	341,483	333,208	334,592
Goodwill	1,900,845	1,900,845	1,900,349	1,903,451	1,903,451
Core deposit intangibles, net	43,869	45,784	48,010	44,861	47,195
Other real estate owned	15,698	15,463	16,280	15,677	16,695
Fixed assets, net	257,558	262,083	270,386	273,104	277,951
Other assets	424,429	406,696	376,156	384,692	377,677
Total assets	$22,477,419	$22,331,072	$21,404,044	$21,796,310	$21,978,345

Noninterest-bearing deposits	$5,299,264	$5,190,973	$5,159,333	$5,016,637	$5,112,943
Interest-bearing deposits	11,736,308	12,116,329	11,762,076	12,202,508	12,759,823
Total deposits	17,035,572	17,307,302	16,921,409	17,219,145	17,872,766
Other borrowings	1,270,644	990,781	425,916	606,049	186,225
Securities sold under repurchase agreements	335,875	320,430	318,449	320,001	304,204
Junior subordinated debentures	—	—	—	—	7,217
Other liabilities	146,246	70,248	143,458	106,531	108,873
Total liabilities	18,788,337	18,688,761	17,809,232	18,251,726	18,479,285
Shareholders' equity(B)	3,689,082	3,642,311	3,594,812	3,544,584	3,499,060
Total liabilities and equity	$22,477,419	$22,331,072	$21,404,044	$21,796,310	$21,978,345

(A) Includes $2,200, $2,171, $2,310, $2,496 and $3,286 in unrealized gains on available for sale securities for the quarterly periods ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.

(B) Includes $1,430, $1,411, $1,502, $1,623 and $2,136 in after-tax unrealized gains on available for sale securities for the quarterly periods ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Income Statement Data
Interest income:
Loans	$111,710	$115,993	$116,247	$118,297	$124,522
Securities(C)	53,157	48,573	48,132	51,097	52,573
Federal funds sold and other earning assets	183	103	81	65	96
Total interest income	165,050	164,669	164,460	169,459	177,191

Interest expense:
Deposits	9,908	9,478	9,396	10,045	10,206
Other borrowings	2,476	1,121	752	710	482
Securities sold under repurchase agreements	231	238	248	234	212
Junior subordinated debentures	—	—	—	3	34
Total interest expense	12,615	10,837	10,396	10,992	10,934
Net interest income	152,435	153,832	154,064	158,467	166,257
Provision for credit losses	2,675	2,000	2,000	6,000	14,000
Net interest income after provision for credit losses	149,760	151,832	152,064	152,467	152,257

Noninterest income:
Nonsufficient funds (NSF) fees	8,089	8,552	8,764	8,031	8,189
Credit card, debit card and ATM card income	5,953	5,902	5,903	5,929	5,827
Service charges on deposit accounts	5,421	4,934	4,698	4,610	4,590
Trust income	2,155	2,480	1,851	1,762	2,027
Mortgage income	1,266	1,690	2,143	1,772	1,471
Brokerage income	488	782	1,213	1,286	1,290
Bank owned life insurance income	1,353	1,390	1,417	1,473	1,383
Net gain on sale of assets	1,759	475	37	332	1,020
Other noninterest income	4,340	3,270	3,658	3,278	4,996
Total noninterest income	30,824	29,475	29,684	28,473	30,793

Noninterest expense:
Salaries and benefits	48,444	51,231	48,328	48,224	50,114
Net occupancy and equipment	5,503	5,696	5,997	5,741	5,624
Credit and debit card, data processing and software amortization	4,085	4,249	4,207	4,164	4,430
Regulatory assessments and FDIC insurance	3,549	2,424	3,434	3,447	3,430
Core deposit intangibles amortization	1,915	2,226	2,418	2,334	2,222
Depreciation	3,103	3,170	3,289	3,286	3,349
Communications	2,702	2,771	2,870	2,981	2,939
Other real estate expense	95	378	44	50	42
Net (gain) loss on sale of other real estate	(10)	(44)	(3)	347	(14)
Other noninterest expense	8,676	7,047	8,892	8,661	8,392
Total noninterest expense	78,062	79,148	79,476	79,235	80,528
Income before income taxes	102,522	102,159	102,272	101,705	102,522
Provision for income taxes	33,957	33,366	33,621	33,634	33,571
Net income available to common shareholders	$68,565	$68,793	$68,651	$68,071	$68,951

(C) Interest income on securities was reduced by net premium amortization of $9,883, $11,502, $11,312, $10,407 and $10,253 for the three-month periods ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Profitability
Net income	$68,565	$68,793	$68,651	$68,071	$68,951

Basic earnings per share	$0.99	$0.99	$0.99	$0.98	$0.98
Diluted earnings per share	$0.99	$0.99	$0.99	$0.98	$0.98

Return on average assets (D)	1.23%	1.26%	1.27%	1.24%	1.24%
Return on average common equity (D)	7.45%	7.58%	7.66%	7.70%	7.85%
Return on average tangible common equity (D) (E)	15.82%	16.33%	16.79%	17.15%	17.60%
Tax equivalent net interest margin (F)	3.20%	3.26%	3.29%	3.37%	3.48%
Efficiency ratio(G)	43.01%	43.29%	43.26%	42.46%	41.08%

Liquidity and Capital Ratios
Equity to assets	16.41%	16.31%	16.80%	16.26%	15.92%
Common equity tier 1 capital	14.45%	14.48%	14.41%	13.66%	13.20%
Tier 1 risk-based capital	14.45%	14.48%	14.41%	13.66%	13.20%
Total risk-based capital	15.14%	15.20%	15.14%	14.37%	13.90%
Tier 1 leverage capital	8.62%	8.68%	8.50%	8.11%	7.70%
Period end tangible equity to period end tangible assets(E)	8.50%	8.32%	8.46%	8.04%	7.73%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	69,480	69,482	69,478	69,565	70,174
Diluted	69,482	69,486	69,484	69,574	70,181
Period end shares outstanding	69,480	69,491	69,478	69,480	69,543
Cash dividends paid per common share	$0.3400	$0.3400	$0.3000	$0.3000	$0.3000
Book value per common share	$53.10	$52.41	$51.74	$51.02	$50.32
Tangible book value per common share(E)	$25.11	$24.40	$23.70	$22.97	$22.27

Common Stock Market Price
High	$77.87	$73.68	$56.27	$54.57	$47.50
Low	$65.34	$52.81	$45.94	$43.28	$33.57
Period end closing price	$69.71	$71.78	$54.89	$50.99	$46.39
Employees – FTE	3,033	3,035	3,071	3,106	3,132
Number of banking centers	244	245	245	245	246

(D) Interim periods annualized.

(E) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

(F) Net interest margin for all periods presented is based on average balances on an actual 365 day or 366 day basis.

(G) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets.  Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Mar 31, 2017				Dec 31, 2016				Mar 31, 2016
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(H)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(H)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(H)
Interest-Earning Assets:
Loans	$9,642,877	$111,710	4.70%		$9,557,712	$115,993	4.83%		$9,700,554	$124,522	5.16%
Investment securities	9,867,491	53,157	2.18%	(I)	9,338,903	48,573	2.07%	(I)	9,630,496	52,573	2.20%	(I)
Federal funds sold and other earning assets	80,150	183	0.92%		106,214	103	0.39%		80,400	96	0.48%
Total interest-earning assets	19,590,518	165,050	3.42%		19,002,829	164,669	3.45%		19,411,450	177,191	3.67%
Allowance for credit losses	(85,037)				(85,347)				(83,883)
Noninterest-earning assets	2,875,986				2,838,778				2,937,937
Total assets	$22,381,467				$21,756,260				$22,265,504

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$4,136,260	$2,587	0.25%		$3,861,952	$2,210	0.23%		$4,442,652	$2,784	0.25%
Savings and money market deposits	5,537,355	3,587	0.26%		5,471,109	3,546	0.26%		5,820,161	3,885	0.27%
Certificates and other time deposits	2,366,857	3,734	0.64%		2,434,565	3,722	0.61%		2,577,676	3,537	0.55%
Other borrowings	1,123,396	2,476	0.89%		712,126	1,121	0.63%		361,778	482	0.54%
Securities sold under repurchase agreements	307,433	231	0.31%		318,367	238	0.30%		306,192	212	0.28%
Junior subordinated debentures	—	—	—		—	—	—		7,217	34	1.89%
Total interest-bearing liabilities	13,471,301	12,615	0.38%	(J)	12,798,119	10,837	0.34%	(J)	13,515,676	10,934	0.33%	(J)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,140,010				5,214,656				5,085,456
Other liabilities	91,157				111,083				149,379
Total liabilities	18,702,468				18,123,858				18,750,511
Shareholders' equity	3,678,999				3,632,402				3,514,993
Total liabilities and shareholders' equity	$22,381,467				$21,756,260				$22,265,504

Net interest income and margin		$152,435	3.16%			$153,832	3.22%			$166,257	3.44%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,995				1,931				1,836
Net interest income and margin (tax equivalent basis)		$154,430	3.20%			$155,763	3.26%			$168,093	3.48%

(H) Annualized and based on an actual 365 day or 366 day basis.

(I) Yield on securities was impacted by net premium amortization of 9,883, $11,502 and $10,253 for the three-month periods ended March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

(J) Total cost of funds, including noninterest bearing deposits, was 0.27%, 0.24% and 0.24% for the three months ended March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Adjustment to Loan Yield (K)
Interest on loans, as reported	$111,710	$115,993	$116,247	$118,297	$124,522
Purchase accounting adjustment- loan discount accretion
ASC 310-20	(3,270)	(3,956)	(5,296)	(5,833)	(6,663)
ASC 310-30	(1,483)	(3,596)	(2,324)	(3,471)	(7,831)
Total	(4,753)	(7,552)	(7,620)	(9,304)	(14,494)
Interest on loans, excluding discount accretion	$106,957	$108,441	$108,627	$108,993	$110,028
Average loans	$9,642,877	$9,557,712	$9,601,628	$9,660,065	$9,700,554
Loan yield, excluding purchase accounting adjustment	4.50%	4.51%	4.50%	4.54%	4.56%
Loan yield, as reported	4.70%	4.83%	4.82%	4.93%	5.16%
Adjustment to Securities Yield (K)
Interest on securities, as reported	$53,157	$48,573	$48,132	$51,097	$52,573
Purchase accounting adjustment- securities amortization	852	950	1,051	948	1,722
Interest on securities, excluding amortization	$54,009	$49,523	$49,183	$52,045	$54,295
Average securities	$9,867,491	$9,338,903	$9,203,253	$9,436,896	$9,630,496
Securities yield, excluding purchase accounting adjustment	2.22%	2.11%	2.13%	2.22%	2.27%
Securities yield, as reported	2.18%	2.07%	2.08%	2.18%	2.20%
Adjustment to Time Deposits Yield (K)
Interest on time deposits, as reported	$3,734	$3,722	$3,363	$3,644	$3,537
Purchase accounting adjustment-time deposit amortization	99	232	575	178	182
Interest on time deposits, excluding amortization	$3,833	$3,954	$3,938	$3,822	$3,719
Average time deposits	$2,366,857	$2,434,565	$2,492,889	$2,517,896	$2,577,676
Time deposits yield, excluding purchase accounting adjustment	0.66%	0.65%	0.63%	0.61%	0.58%
Time deposits yield, as reported	0.64%	0.61%	0.54%	0.58%	0.55%
Net Interest Margin (tax equivalent basis, excluding purchase accounting adjustments to yield) (K)	3.11%	3.12%	3.14%	3.19%	3.21%
Net Interest Margin (tax equivalent basis), as reported	3.20%	3.26%	3.29%	3.37%	3.48%
Net income available to common shareholders, as reported	$68,565	$68,793	$68,651	$68,071	$68,951
Less: Purchase accounting adjustments, net of tax (L)	(2,675)	(4,602)	(4,796)	(5,712)	(8,712)
Net income available to common shareholders, excluding purchase accounting adjustments (K)	$65,890	$64,191	$63,855	$62,359	$60,239

Basic earnings per share, excluding purchase accounting adjustments (K)	$0.95	$0.92	$0.92	$0.90	$0.86
Diluted earnings per share, excluding purchase accounting adjustments (K)	$0.95	$0.92	$0.92	$0.90	$0.86

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30			Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Dec 31, 2016	Balance at Mar 31, 2017	Balance at Acquisition Date	Balance at Dec 31, 2016	Balance at Mar 31, 2017	Balance at Acquisition Date		Balance at Dec 31, 2016	Balance at Mar 31, 2017
Loan marks:
Acquired banks (M)	$229,080	$35,401	$32,129	$142,128	$24,007	$22,395	$371,208		$59,408	$54,524
Acquired portfolio loan balances:
Acquired banks (M)	5,690,998	1,115,061	997,980	275,221	51,640	48,438	5,966,219	(N)	1,166,701	1,046,418
Acquired portfolio loan balances less loan marks	$5,461,918	$1,079,660	$965,851	$133,093	$27,633	$26,043	$5,595,011		$1,107,293	$991,894

(K)  Non-GAAP financial measure.

(L)  Using effective tax rate of 33.1%, 32.7%, 32.9%, 33.1% and 32.7% for the three-month periods ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.

(M) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company and Tradition Bank.

(N) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
YIELD TREND (O)

Interest-Earning Assets:
Loans	4.70%	4.83%	4.82%	4.93%	5.16%
Investment securities (P)	2.18%	2.07%	2.08%	2.18%	2.20%
Federal funds sold and other earning assets	0.92%	0.39%	0.45%	0.38%	0.48%
Total interest-earning assets	3.42%	3.45%	3.47%	3.56%	3.67%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.25%	0.23%	0.24%	0.25%	0.25%
Savings and money market deposits	0.26%	0.26%	0.27%	0.27%	0.27%
Certificates and other time deposits	0.64%	0.61%	0.54%	0.58%	0.55%
Other borrowings	0.89%	0.63%	0.56%	0.58%	0.54%
Securities sold under repurchase agreements	0.31%	0.30%	0.30%	0.29%	0.28%
Junior subordinated debentures	—	—	—	2.17%	1.89%
Total interest-bearing liabilities	0.38%	0.34%	0.32%	0.34%	0.33%

Net Interest Margin	3.16%	3.22%	3.25%	3.33%	3.44%
Net Interest Margin (tax equivalent)	3.20%	3.26%	3.29%	3.37%	3.48%

(O)  Annualized and based on average balances on an actual 365 day or 366 day basis.

(P) Yield on securities was impacted by net premium amortization of $9,883, $11,502, $11,312, $10,407 and $10,253 for the three-month periods ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Balance Sheet Averages
Loans	$9,642,877	$9,557,712	$9,601,628	$9,660,065	$9,700,554
Investment securities	9,867,491	9,338,903	9,203,253	9,436,896	9,630,496
Federal funds sold and other earning assets	80,150	106,214	72,171	68,268	80,400
Total interest-earning assets	19,590,518	19,002,829	18,877,052	19,165,229	19,411,450
Allowance for credit losses	(85,037)	(85,347)	(84,476)	(83,036)	(83,883)
Cash and due from banks	262,794	248,735	226,621	227,570	274,535
Goodwill	1,900,845	1,900,337	1,903,418	1,903,451	1,899,667
Core deposit intangibles, net	44,762	46,895	43,790	46,059	48,314
Other real estate	15,669	15,826	16,041	15,549	6,077
Fixed assets, net	260,716	267,952	272,058	276,727	279,179
Other assets	391,200	359,033	342,845	356,849	430,165
Total assets	$22,381,467	$21,756,260	$21,597,349	$21,908,398	$22,265,504

Noninterest-bearing deposits	$5,140,010	$5,214,656	$5,070,094	$5,099,736	$5,085,456
Interest-bearing demand deposits	4,136,260	3,861,952	3,858,821	4,108,305	4,442,652
Savings and money market deposits	5,537,355	5,471,109	5,610,342	5,734,739	5,820,161
Certificates and other time deposits	2,366,857	2,434,565	2,492,889	2,517,896	2,577,676
Total deposits	17,180,482	16,982,282	17,032,146	17,460,676	17,925,945
Other borrowings	1,123,396	712,126	532,301	489,616	361,778
Securities sold under repurchase agreements	307,433	318,367	331,254	322,274	306,192
Junior subordinated debentures	—	—	—	555	7,217
Other liabilities	91,157	111,083	118,881	98,023	149,379
Shareholders' equity	3,678,999	3,632,402	3,582,767	3,537,254	3,514,993
Total liabilities and equity	$22,381,467	$21,756,260	$21,597,349	$21,908,398	$22,265,504

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Mar 31, 2017		Dec 31, 2016		Sep 30, 2016		Jun 30, 2016		Mar 31, 2016
Period End Balances

Loan Portfolio
Commercial and industrial	$1,287,216	13.2%	$1,254,900	13.0%	$1,233,108	12.9%	$1,299,310	13.5%	$1,337,189	14.9%
Construction, land development and other land loans	1,326,685	13.6%	1,263,923	13.1%	1,205,820	12.6%	1,167,286	12.1%	1,173,524	12.2%
1-4 family residential	2,424,533	24.9%	2,439,348	25.3%	2,427,616	25.5%	2,424,868	25.1%	2,379,503	24.6%
Home equity	281,298	2.9%	278,483	2.9%	279,836	2.9%	283,212	2.9%	283,686	2.9%
Commercial real estate (includes multi-family residential)	3,226,978	33.1%	3,162,109	32.9%	3,158,569	33.1%	3,229,556	33.5%	3,229,706	33.5%
Agriculture (includes farmland)	662,797	6.8%	672,336	7.0%	664,080	7.0%	657,633	6.8%	641,293	6.6%
Consumer and other	262,301	2.7%	266,422	2.8%	270,334	2.8%	259,734	2.7%	246,681	1.5%
Energy	267,445	2.8%	284,539	3.0%	308,951	3.2%	328,409	3.4%	362,826	3.8%
Total loans	$9,739,253		$9,622,060		$9,548,314		$9,650,008		$9,654,408

Deposit Types
Noninterest-bearing DDA	$5,299,264	31.1%	$5,190,973	30.0%	$5,159,333	30.5%	$5,016,637	29.1%	$5,112,943	28.6%
Interest-bearing DDA	3,845,061	22.6%	4,215,671	24.3%	3,749,018	22.1%	3,976,839	23.1%	4,382,999	24.5%
Money market	3,370,055	19.8%	3,368,599	19.5%	3,468,639	20.5%	3,687,602	21.4%	3,812,420	21.3%
Savings	2,189,822	12.8%	2,125,854	12.3%	2,074,169	12.3%	2,022,327	11.8%	2,017,980	11.3%
Certificates and other time deposits	2,331,370	13.7%	2,406,205	13.9%	2,470,250	14.6%	2,515,740	14.6%	2,546,424	14.3%
Total deposits	$17,035,572		$17,307,302		$16,921,409		$17,219,145		$17,872,766

Loan to Deposit Ratio	57.2%		55.6%		56.4%		56.0%		54.0%

Construction Loans
Single family residential construction	$411,553	30.9%	$396,794	31.3%	$390,397	32.3%	$410,456	35.0%	$407,519	34.5%
Land development	83,475	6.3%	76,275	6.0%	77,789	6.4%	85,488	7.3%	84,141	7.1%
Raw land	183,453	13.8%	194,267	15.3%	170,640	14.1%	161,402	13.8%	174,546	14.8%
Residential lots	129,389	9.7%	130,096	10.3%	131,589	10.9%	131,807	11.3%	126,881	10.8%
Commercial lots	84,705	6.4%	75,625	6.0%	84,862	7.0%	83,725	7.1%	80,286	6.8%
Commercial construction and other	437,083	32.9%	394,040	31.1%	353,942	29.3%	298,713	25.5%	306,742	26.0%
Net unaccreted discount	(2,973)		(3,174)		(3,399)		(4,305)		(6,591)
Total construction loans	$1,326,685		$1,263,923		$1,205,820		$1,167,286		$1,173,524

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of March 31, 2017

Collateral Type	Houston	Dallas	Austin	OK City	Tulsa	Other (Q)	Total
Shopping center/retail	$215,503	$49,926	$39,314	$24,267	$23,913	$139,265	$492,188
Commercial and industrial buildings	102,211	32,526	14,812	13,087	10,891	63,769	237,296
Office buildings	76,416	132,624	15,792	34,010	4,223	80,032	343,097
Medical buildings	61,566	9,274	48	17,509	7,776	49,862	146,035
Apartment buildings	38,009	13,797	17,842	12,185	5,713	84,192	171,738
Hotel	33,855	32,146	13,168	23,775	—	94,887	197,831
Other	58,834	6,052	15,477	7,057	4,871	59,449	151,740
Total	$586,394	$276,345	$116,453	$131,890	$57,387	$571,456	$1,739,925	(R)

(Q) Includes other MSA and non-MSA regions.

(R) Represents a portion of total commercial real estate loans of $3.227 billion as of March 31, 2017.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Asset Quality
Nonaccrual loans	$24,360	$31,642	$43,451	$29,547	$39,036
Accruing loans 90 or more days past due	880	956	399	6,822	1,093
Total nonperforming loans	25,240	32,598	43,850	36,369	40,129
Repossessed assets	261	241	36	84	161
Other real estate	15,698	15,463	16,280	15,677	16,695
Total nonperforming assets	$41,199	$48,302	$60,166	$52,130	$56,985

Nonperforming assets:
Commercial and industrial (includes energy)	$18,743	$24,537	$26,848	$16,822	$18,835
Construction, land development and other land loans	1,461	1,766	1,711	1,606	2,913
1-4 family residential (includes home equity)	4,070	4,119	4,450	5,016	6,226
Commercial real estate (includes multi-family residential)	16,235	17,167	26,680	26,651	22,208
Agriculture (includes farmland)	534	542	248	1,682	6,578
Consumer and other	156	171	229	353	225
Total	$41,199	$48,302	$60,166	$52,130	$56,985
Number of loans/properties	139	158	158	166	168
Allowance for credit losses at end of period	$84,095	$85,326	$85,585	$83,826	$83,714

Net charge-offs:
Commercial and industrial (includes energy)	$3,495	$3,161	$(107)	$4,109	$4,396
Construction, land development and other land loans	(65)	(1,922)	(368)	(25)	(186)
1-4 family residential (includes home equity)	(95)	(82)	48	(78)	30
Commercial real estate (includes multi-family residential)	133	41	(1)	197	59
Agriculture (includes farmland)	(65)	305	(45)	(655)	6,962
Consumer and other	503	756	714	2,340	409
Total	$3,906	$2,259	$241	$5,888	$11,670

Asset Quality Ratios
Nonperforming assets to average earning assets	0.21%	0.25%	0.32%	0.27%	0.29%
Nonperforming assets to loans and other real estate	0.42%	0.50%	0.63%	0.54%	0.59%
Net charge-offs to average loans (annualized)	0.16%	0.09%	0.01%	0.24%	0.48%
Allowance for credit losses to total loans	0.86%	0.89%	0.90%	0.87%	0.87%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30) (E)	0.96%	1.00%	1.03%	1.01%	1.03%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its net income and earnings per share (each excluding purchase accounting adjustments) and its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included information below and on page 11 of this Earnings Release relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$68,565	$68,793	$68,651	$68,071	$68,951
Average shareholders' equity	$3,678,999	$3,632,402	$3,582,767	$3,537,254	$3,514,993
Less: Average goodwill and other intangible assets	(1,945,607)	(1,947,232)	(1,947,208)	(1,949,510)	(1,947,981)
Average tangible shareholders’ equity	$1,733,392	$1,685,170	$1,635,559	$1,587,744	$1,567,012
Return on average tangible common equity (D)	15.82%	16.33%	16.79%	17.15%	17.60%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$3,689,082	$3,642,311	$3,594,812	$3,544,584	$3,499,060
Less: Goodwill and other intangible assets	(1,944,714)	(1,946,629)	(1,948,359)	(1,948,312)	(1,950,646)
Tangible shareholders’ equity	$1,744,368	$1,695,682	$1,646,453	$1,596,272	$1,548,414

Period end shares outstanding	69,480	69,491	69,478	69,480	69,543
Tangible book value per share:	$25.11	$24.40	$23.70	$22.97	$22.27

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$1,744,368	$1,695,682	$1,646,453	$1,596,272	$1,548,414

Total assets	$22,477,419	$22,331,072	$21,404,044	$21,796,310	$21,978,345
Less: Goodwill and other intangible assets	(1,944,714)	(1,946,629)	(1,948,359)	(1,948,312)	(1,950,646)
Tangible assets	$20,532,705	$20,384,443	$19,455,685	$19,847,998	$20,027,699

Period end tangible equity to period end tangible assets ratio:	8.50%	8.32%	8.46%	8.04%	7.73%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses to total loans, excluding acquired loans:
Allowance for credit losses	$84,095	$85,326	$85,585	$83,826	$83,714

Total loans	$9,739,253	$9,622,060	$9,548,314	$9,650,008	$9,654,408
Less: Fair value of acquired loans (acquired portfolio loan balances less loan marks)	$991,894	$1,107,293	$1,230,466	$1,373,110	$1,495,319
Total loans less acquired loans	$8,747,359	$8,514,767	$8,317,848	$8,276,898	$8,159,089
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	0.96%	1.00%	1.03%	1.01%	1.03%